April 26, 2024

Flora Growth Corp.

3406 SW 26th Terrace, Suite C-1

Fort Lauderdale, Florida 33132

Dear Sirs/Mesdames:

Re:  Flora Growth Corp. (the "Corporation")

We have acted as local counsel in Ontario to the Corporation in connection with an "at-the-market" distribution of common shares in the capital of the Corporation having an aggregate offering price of up to US$3,794,000 (the "Placement Shares") in accordance with applicable United States federal and state securities laws (the "ATM Offering"). The Placement Shares may be distributed from time to time pursuant to an at-the-market issuance sales agreement dated April 26, 2024 (the "Sales Agreement"), between Aegis Capital Corp. (the "Agent") and the Corporation. The issuance of the Placement Shares will be qualified under a prospectus supplement (the "Prospectus Supplement") filed with the Securities and Exchange Commission (the "Commission") on April 26, 2024, which supplements the base prospectus (the "Base Prospectus" and together with the Prospectus Supplement, including all documents incorporated therein by reference, the "Prospectus") contained in the Corporation's Form S-3 Registration Statement (File No. 333-274204) filed with the Commission on August 25, 2023, as amended on August 30, 2023, and that became effective under the Securities Act of 1933, as amended (the "Securities Act"), on September 6, 2023 (such registration statement and all materials incorporated therein by reference being hereinafter referred to as the "Registration Statement" and together with the Sales Agreement and the Prospectus, the "Documents").

This opinion is being delivered in connection with the Registration Statement.

For the purposes of this opinion, we have examined and relied upon, among other things, the following:

(a) the Base Prospectus;

(b) the Prospectus Supplement;

(c) the Prospectus;

(d) the Registration Statement;

(e) an executed copy of the Sales Agreement; and

(f) a certificate dated April 29, 2024 of the Chief Financial Officer of the Corporation with respect to certain factual matters and certifying the resolutions passed by the directors of the Corporation authorizing, among other things, the ATM Offering, the Sales Agreement and the issuance of the Placement Shares pursuant thereto (the "Officer's Certificate").

We have examined originals or copies of the articles and by-laws, as amended, of the Corporation and of such corporate records of the Corporation as we have deemed relevant or necessary as a basis for the opinions expressed herein.

Other than the review of the documents named above in the course of our representation of the Corporation, we have not undertaken any special or independent investigation to determine the existence of such facts or circumstances, and no inference as to our knowledge of the existence of such facts or circumstances should be drawn merely from our representation of the Corporation in this transaction. As to various questions of fact material to this opinion which we have not independently established, we have examined and relied upon, without independent verification, certificates of public official and officers of the Corporation including, without limitation, the Officer's Certificate.

Assumptions

For purposes of the opinions expressed herein, we have assumed:

(a) the genuineness of all signatures, the legal capacity and signing authority of all individuals, the authenticity and completeness of all documents submitted to us as originals and the conformity to authentic or original documents of all documents submitted to us as certified, conformed, electronic or photostatic copies or facsimiles (including commercial reproductions);

(b) the identity and capacity of any person acting or purporting to act as a corporate or public official;

(c) the accuracy and completeness of all information provided to us by public officials, offices of public record or officers of the Corporation and we have assumed that such information is true and correct as at the time when it was provided and continues to be true and correct from such time to the date hereof;

(d) the accuracy and completeness of all representations and statements of fact contained in all documents, instruments and certificates (including, without limitation, the Officer's Certificate);

(e) the representations and warranties of the Agent and the Corporation set forth in the Sales Agreement are true and correct and accurate in all respects and that the distribution of the Placement Shares will be effected in accordance with the terms of the Sales Agreement;

(f) the accuracy and completeness of the minute books and all other corporate records of the Corporation reviewed by us;

(g) the Placement Shares were, or will be (as applicable), offered, issued and sold from time to time in compliance with applicable United States federal and state securities laws, and in the manner set forth in the Documents;

(h) at all material times, including at the time of any issuance of, grant of, distribution of, or trade in the Placement Shares in connection with the ATM Offering, there is no effective order, injunction, instrument or similar pronouncement issued by any government, government instrument, authority or agency of any of the provinces of Canada, or court of Canada or the provinces of Canada, that would have the effect of ceasing, preventing or restricting the distribution, trade, issuance, offering, sale or delivery of securities of the Corporation or that affects any person who engages in such a trade, and no proceedings for such purpose have been, or will be (as applicable), instituted or are pending or contemplated; and

(i) all cheques, bank drafts and other methods of payment, delivered in consideration for the Placement Shares will be honoured upon presentation or otherwise result in the receipt by the Corporation in full of the funds represented by such cheques, bank drafts or other methods of payment.

We have not undertaken any independent investigation to verify the accuracy of any of the foregoing assumptions.

Qualifications

Our opinions set forth below are qualified as follows:

(a) Whenever our opinion refers to Placement Shares, whether issued or to be issued, as being "fully paid and non-assessable", such opinion indicates that the holder of such Placement Shares cannot be required to contribute any further amounts to the Corporation by virtue of his, her or its status as holder of such Placement Shares, either in order to complete payment for the Placement Shares, to satisfy claims of creditors or otherwise. No opinion is expressed as to the adequacy of any consideration received for such Placement Shares.

(b) We are solicitors qualified to practise law in the Province of Ontario. We express no opinions as to any laws or any matters governed by any laws other than the laws of the Province of Ontario and the federal laws of Canada applicable therein which are in effect on the date hereof.

(c) The opinions expressed below are based on legislation and regulations in effect on the date hereof. We have considered such questions of law and examined such statutes, regulations, public and corporate records and certificates of officers of the Corporation and other documents as we have considered appropriate and necessary for the purpose of our opinion. In particular, we have relied as to matters of fact on the Officer's Certificate.

(d) To the extent the Officer's Certificate, and any other certificate or document referenced herein, is based on any assumption, given in reliance on any other certificate or document, understanding or other criteria or is made subject to any limitation, qualification or exception, our opinions are also based on such assumption, given in reliance on such other certificate, document, understanding or other criteria and are made subject to such limitation, qualification and exception.

Opinions

Based upon and subject to the exceptions, qualifications, assumptions and limitations hereinbefore and hereinafter set forth, we are of the opinion that the Placement Shares to be delivered under the Sales Agreement have been duly authorized for issuance and delivery pursuant to the Sales Agreement by all necessary corporate action on the part of the Corporation and, when issued and delivered by the Corporation pursuant to the Sales Agreement against payment of the consideration set forth therein, will be validly issued as fully paid and non-assessable common shares of the Corporation.

We hereby consent to the reference to our firm's name under the caption "Legal Matters" in the Prospectus Supplement, and the use of this opinion as an exhibit to the Corporation's Current Report on Form 8-K to be filed with the Commission on April 29, 2024, which will be incorporated by reference in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is solely for the use of the addressee hereof in connection with the transaction noted herein and may not be used or relied upon by any other person or for any other purpose without our prior written consent. This opinion is limited to the matters expressly stated herein, and no opinion or belief is implied or should be inferred beyond the matters expressly stated herein. For greater certainty, we express no opinion as to the contents of the Base Prospectus, the Prospectus Supplement, the Prospectus or the Registration Statement, other than the opinions expressly set forth herein. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking or obligation to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Yours truly,

(signed) "Miller Thomson LLP"